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                                 AMENDMENT NO. 2

                          Dated as of March ____, 1997


                  This AMENDMENT among U.S. HOMECARE CORPORATION AND ITS SUBSIDIARIES LISTED IN ANNEX 1 HERETO (collectively, the "Borrowers" and each, individually, a "Borrower") and FLEET NATIONAL BANK (successor by merger to Fleet Bank, National Association)(the "Bank").

                  PRELIMINARY STATEMENT.

                  A. The Borrowers and the Bank have entered into a Credit Agreement dated as of October 6, 1995, as amended by Amendment No. 1 dated as of November 14, 1996 (said Credit Agreement, as so amended, being hereinafter referred to as the "Credit Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

                  B. Pursuant to the Credit Agreement, the Borrowers are indebted to the Bank under the Note in the principal amount of $3,000,000, as of the date hereof (the "Indebtedness"), which Indebtedness is owed by the Borrowers to the Bank without offset, defense or counterclaim of any kind, nature or description. As security for such Indebtedness, the Borrowers have heretofore granted to the Bank a second priority security interest in all the Borrowers' assets (excluding certain health care receivables as more fully set forth in the Security Agreement), whether now owed or hereafter acquired, wherever located of any kind, nature or description, tangible or intangible, including without limitation, the Borrowers' accounts receivable, inventory, equipment, and general intangibles, and such security interests and liens granted by the Borrowers to the Bank are hereby reacknowledged and confirmed by the Borrowers.

                  C. The Borrowers and the Bank have agreed to amend the Credit Agreement as hereinafter set forth.

                  SECTION 1. Amendments.

                  (a) The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in
Section 2 hereof, hereby amended as follows:

                           (i)      The following definitions contained in
                                    Section 1.1 of the Credit Agreement are
                                    amended and restated in full to read as
                                    follows:

                                    "Current Liabilities" means all liabilities
                           of the Borrowers treated as current liabilities in accordance with GAAP, including without limitation
                           (a) all obligations payable on demand or within one year after the date in which the determination is made and (b) installment and sinking fund payments required to be made within one year after the date on which determination is made, but excluding (i) the Restructuring Reserve, (ii) current maturities of long term debt (including the Senior Debt (as defined in the Intercreditor Agreement) and debt under this Agreement), and (iii) all such liabilities or obligations which are renewable or extendable at the option of any Borrower to a date more than one year from the date of determination.

                                    "Interest Coverage Ratio" shall mean, for
                           any Person, as at the end of any fiscal quarter, the ratio of (a) to (b) where (a) is equal to (i) EBITDA (but not including in such calculation any adjustments included in EBITDA during the relevant period, with respect to any prior periods, relating to Medicare/Medicaid, discontinued operations or other matters of such Person) of such Person for such fiscal quarter, less (ii) Capital Expenditures of such Person for such fiscal quarter, and (b) is equal to the Interest Expense of such Person for such fiscal quarter.

                                    "Termination Date" means (i) January 15,
                           1998; provided that if such date is not a Banking Day, the Termination Date shall be the next succeeding Banking Day, or (ii) the earlier date of termination in whole of the Commitments pursuant to
                           Section 2.6 or Section 8.2, or otherwise.


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                           (ii)     Article 7 is amended and restated in its
                                    entirety to read as follows:

                           ARTICLE 7.     FINANCIAL COVENANTS.

                           So long as the Note shall remain unpaid or the Bank
                  shall have any Commitment under this Agreement:

                           Section 7.1 Minimum Earnings. The Borrowers shall
                  maintain on a consolidated basis at all times as of the end of each calendar month EBITDA of not less than 90% of the projected EBITDA for such month as set forth in the Borrowers' business plan dated October 23, 1996.

                           Section 7.2 Capital Expenditures. The Borrowers shall
                  not make or permit to be made Consolidated Capital Expenditures during any fiscal year of the Borrowers to exceed in the aggregate $500,000.

                           Section 7.3 Current Ratio. The Borrowers shall
                  maintain at all times as of the end of each fiscal quarter a ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than 1.25 to 1.0.

                           Section 7.4 Interest Coverage Ratio. The Borrowers
                  shall maintain at all times as of the end of each fiscal quarter on a consolidated basis an Interest Coverage Ratio of not less than 2.5 to 1.0.

                           (iii)    A new Section 5.12 is added as follows:

                           Section 5.12 Amendment to Purchase Agreement. By
                  March 31, 1997, enter into an amendment to the Purchase Agreement extending the maturity date thereof to January 2, 1998, which amendment shall modify the Purchase Agreement consistent with the terms of that certain memorandum Re: Terms and Conditions Addendum for Contract Extension to U.S. HomeCare Receivables Purchasing Program, dated March 12, 1997, by and between The Chase Manhattan Bank and the Parent and which amendment shall be satisfactory to the Bank and the Guarantor.

                           (iv)     A new Section 5.13 is added as follows:

                           Section 5.13. Corporate Status. By April 30, 1997,
                  with respect to each of U.S. Homecare Medical Equipment Corp., U.S. Homecare Infusion Therapy Products Corporation, U.S. HomeCare Infusion Therapy Services Corporation of Connecticut, U.S. Homecare Corporation of the MidAtlantic Region and U.S. Homecare Corporation of Michigan (the "Inactive Borrowers"), either (i) take affirmative steps to cause such Inactive Borrower's dissolution or (ii) cause such Inactive Borrower to be in good standing under the laws of its jurisdiction of incorporation and each other state in which it is required to qualify to do business as a foreign corporation, and provide copies of good standing certificates from the relevant states to the Bank. As soon as available, the Borrowers will provide the Bank with copies of certificates of dissolution for each of the Inactive Borrowers dissolved in accordance with clause
                  (i) of this Section 5.13.

                           (v) Subsection 5.8 (m) is deleted in its entirety, and the following subsections relettered accordingly.

                           (vi) The corporations listed on Schedule 1(a)(vi) to this Amendment (the "Dissolved Borrowers") shall cease to be "Borrowers" under the Credit Agreement and the other Facility Documents in all respects. Notwithstanding the foregoing, the Bank shall have no obligation to release its security interests in and security interest filings against the assets of the Dissolved Borrowers, and nothing contained herein shall be construed to constitute such a release.


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                                                                             -3-



                           (vii)    A new Section 6.14 is added as follows:

                           Section 6.14. Inactive Borrowers. Unless the
                  Borrowers have elected pursuant to Section 5.13 to return such Inactive Borrowers to good standing, transfer assets or liabilities to the Inactive Borrowers or cause any such Inactive Borrowers to generate accounts receivable.

                  (b) The Note is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

                  The following definition contained in Section 1(ix) of the
Note is amended and restated in full to read as follows:

                           (ix)     "Termination Date" means January 15, 1998.

                  SECTION 2. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Bank shall have received counterparts of this Amendment executed by the Borrowers and the Bank and the consent hereto executed by the Guarantor, except that Section 1 hereof shall become effective when, and only when, the Bank shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by the Bank (which date shall be the same for all such documents), in form and substance satisfactory to the Bank and the Guarantor:

                  (a) Certified copies of (i) the resolutions of the Board of Directors or Executive Committee of each Borrower approving this Amendment and the matters contemplated hereby, (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and the matters contemplated hereby, (iii) all waivers and amendments with respect to the Senior Debt (as defined in the Intercreditor Agreement) concerning the matters covered by this Amendment, which shall include an amendment to the Senior Debt (as defined in the Intercreditor Agreement) documents extending the maturity date thereof to January 2, 1998, (iv) an executed copy of that certain memorandum Re: Terms and Conditions Addendum for Contract Extension to U.S. HomeCare Receivables Purchasing Program, dated March 12, 1997, by and between The Chase Manhattan Bank and the Parent, and (v) management-prepared financial statements as of December 31, 1996.

                  (b) A certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Amendment and the other documents to be delivered hereunder.


                  (c) A favorable opinion of Brobeck, Phleger & Harrison LLP, counsel for the Borrowers, to the effect that this Amendment and each and every other document delivered by any of the Borrowers have been duly authorized, executed and delivered by such Borrowers, and constitute the legal, valid and binding obligations of such Borrowers, enforceable against such Borrowers in accordance with their respective terms, and as to such other matters as the Bank or the Guarantor may reasonably require.

                  (d) A certificate signed by a duly authorized officer of each Borrower stating that:

                           (i)   The representations and warranties contained in
                  Section 3 hereof are correct on and as of the date of such certificate as though made on and as of such date, and

                           (ii) After giving effect to the terms of the Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

                           (iii) All conditions to the effectiveness of Section
                  1 of Amendment No. 3 to the Restated First Credit Agreement with the Senior Lenders, a certified copy of which shall have been provided to the Bank as provided above, have been satisfied and that Section 1 is effective.

                  (e) A fully executed amendment to the Guarantee extending the termination date thereof to a date no


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earlier than January 31, 1998.                                            -4-


                  (f) Payment of a $15,000 extension fee to the Bank, which shall be fully earned by the Bank on the date so paid.

                  SECTION 3. Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:

                  (a) Such Borrower is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation.

                  (b) The Dissolved Borrowers, on their respective dates of dissolution, possessed no material assets and no material liabilities. The Inactive Borrowers possess no material assets and no material liabilities. None of the Dissolved Borrowers or the Inactive Borrowers generate accounts receivable.

                  (c) The execution, delivery and performance by such Borrower of this Amendment and the Facility Documents, as amended hereby, to which it is or is to be a party are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) such Borrower's charter or by-laws, (ii) any contractual restriction binding on or affecting such Borrower, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge, encumbrance or preferential arrangement of any nature upon or with respect to any of the properties now owned or hereafter acquired by such Borrower, or (iii) to the best of such Borrower's knowledge, any law.

                  (d) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Borrower of this Amendment or any of the Facility Documents, as amended hereby, to which it is or is to be a party.

                  (e) This Amendment and each of the other Facility Documents as amended hereby, to which such Borrower is a party constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms.

                  (f) To the best of such Borrower's knowledge, the Security Agreement constitutes valid and perfected second priority security interests and liens in and to the Collateral covered thereby enforceable against all third parties in all jurisdictions and secure the payment of all obligations of such Borrower under the Facility Documents, as amended hereby, and the execution, delivery and performance of this Amendment do not adversely affect the aforesaid security interests and liens of such Security Agreement.

                  (g) There is no pending or threatened action or proceeding affecting such Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of such Borrower or any Subsidiary or which purport to affect the legality, validity or enforceability of this Amendment or any of the other Facility Documents, as amended hereby.

                  (h) After giving effect to the terms of the Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

                  SECTION 4. Reference to and Effect on the Facility Documents.

                  (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in any Facility Documents to the Credit Agreement or any other Facility Document, shall mean and be a reference to the Credit Agreement or such other Facility Document as amended hereby.

                  (b) Except as specifically amended above, the Credit Agreement and the other Facility Documents


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                                                                             -5-


shall remain in full force and effect and are hereby ratified and confirmed. Without limitation to the foregoing, each of the Borrowers hereby confirms that the removal of the Dissolved Borrowers from the Borrowers hereunder shall not affect its obligations under the Credit Agreement and the other Facility Documents, which are continuing obligations of such Borrower. Without limiting the generality of the foregoing, the Pledge Agreement and all of the Pledged Collateral described therein, and the Security Agreement and all of the Collateral described therein, do and shall continue to secure the payment of all Obligations (as defined in the Pledge Agreement and the Security Agreement respectively), in each case as amended hereby.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank or the Guarantor under any of the Facility Documents, nor constitute a waiver of any provision of any of the Facility Documents.

                  (d) The Bank is under no obligation to enter into this Amendment. The Bank's entering into this Amendment shall not be deemed to limit or hinder any rights of the Bank or the Guarantor under the Credit Agreement, nor shall it be deemed to create or infer a course of dealing between the Bank and the Parent or any of the other Borrowers with regard to any provision of the Credit Agreement.

                  SECTION 5. Costs, Expenses and Taxes. The Borrowers jointly and severally agree to pay on demand all costs and expenses of the Bank and the Guarantor in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank and the Guarantor with respect thereto and with respect to advising the Bank and the Guarantor as to their rights and responsibilities hereunder and thereunder. The Borrowers further jointly and severally agree to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 5. In addition, the Borrowers shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank and the Guarantor harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

                  SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                  SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Connecticut.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written..


                             Borrowers:

                             U.S. HOMECARE CORPORATION AND ITS
                             SUBSIDIARIES LISTED ON ANNEX 1 HERETO


                             By:________________________________________________
                                Name:
                                Vice President of each of the above corporations


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                                                                             -6-


                                     Bank:

                                     FLEET NATIONAL BANK (successor by merger to
                                     Fleet Bank, National Association)


                                     By:_________________________________
                                        Christopher R. Zell
                                        Vice President

                              CONSENT OF GUARANTOR

The Guarantor hereby consents to the execution of the foregoing Amendment by the Bank and to the terms and conditions contained therein.


         CONNECTICUT DEVELOPMENT AUTHORITY



         By_______________________________________
           Francis T. Gagliardo
           Vice President and Senior Loan Officer


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                                     ANNEX 1


U.S. HOMECARE CORPORATION, AFFILIATED HOME CARE OF WESTCHESTER, INC., U.S. HOMECARE CORPORATION OF NORTHERN WESTCHESTER, U.S. HOMECARE CORPORATION OF MANHATTAN, U.S. HOMECARE CORPORATION OF THE BRONX, U.S. HOMECARE CERTIFIED CORPORATION OF NEW YORK, U.S. HOMECARE CORPORATION OF ALBANY, U.S. HOMECARE INFUSION THERAPY SERVICES CORPORATION OF NEW JERSEY, U.S. HOMECARE CORPORATION OF CONNECTICUT, U.S. HOMECARE CERTIFIED CORPORATION OF CONNECTICUT, U.S. HOMECARE CORPORATION OF PENNSYLVANIA, U.S. HOMECARE CERTIFIED CORPORATION OF PENNSYLVANIA, U.S. HOMECARE MEDICAL EQUIPMENT CORP., U.S. HOMECARE INFUSION THERAPY PRODUCTS CORPORATION, U.S. HOMECARE INFUSION THERAPY SERVICES CORPORATION OF CONNECTICUT, U.S. HOMECARE CORPORATION OF THE MIDATLANTIC REGION, U.S. HOMECARE CORPORATION OF MICHIGAN


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                                SCHEDULE 1(a)(vi)

                               DISSOLVED BORROWERS


Florida Corporations:

U.S. Homecare Corp. of South Florida
U.S. Homecare Certified Corp. of Florida
U.S. Homecare Infusion Therapy Corp. of Florida


California Corporation:

U.S. Homecare Corporation of California